UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 19, 2006 (July 13, 2006)

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-267 (Commission File Number)	13-5531602 (IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania (Address of principal executive of offices)	15601-1689 (Zip code)

Registrant’s telephone number, including area code: (724) 837-3000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 13, 2006, Allegheny Energy Service Corporation (“AESC”), a subsidiary of Allegheny Energy, Inc. (“AYE”), entered into (a) an amendment (the “Goulding Amendment”) to that certain Employment Agreement, dated as of October 3, 2003, between AESC and Philip L. Goulding, as amended (the “Goulding Agreement”) and (b) an amendment (the “Richardson Amendment”) to that certain Amended and Restated Employment Agreement, dated as of January 1, 2006, between AESC and Joseph H Richardson (the “Richardson Agreement”), in each case on behalf of itself, AYE, their affiliates and subsidiaries and any of their successors or assigns. In addition, the Board of Directors of AYE (the “Board”) determined to increase Mr. Goulding’s and Mr. Richardson’s respective annual base salaries, as permitted under the terms of their respective employment agreements, and approved certain severance benefits for David E. Flitman.

On July 19, 2006, AESC entered into a Change in Control Agreement between AESC and Mr. Flitman (the “Flitman Agreement”).

Mr. Goulding is the Senior Vice President and Chief Financial Officer of AYE. Mr. Richardson is Chief Operating Officer – Generation of AYE. Mr. Flitman is the President of AYE’s Allegheny Power division, including its regulated utility subsidiaries, Monongahela Power Company, The Potomac Edison Company and West Penn Power Company.

A. Goulding Amendment

In connection with Mr. Goulding’s recent appointment as Senior Vice President and Chief Financial Officer of AYE, the Board determined on July 13, 2006 to increase Mr. Goulding’s annual base salary from $400,000 to $450,000, effective July 7, 2006. The Goulding Amendment amends Section 2 of the Goulding Agreement to reflect Mr. Goulding’s service and duties as Senior Vice President and Chief Financial Officer as of July 7, 2006. The Goulding Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

B. Richardson Amendment

In connection with Mr. Richardson’s recent appointment as Chief Operating Officer -- Generation of AYE, the Board determined on July 13, 2006 to increase Mr. Richardson’s annual base salary from $410,000 to $450,000, effective July 7, 2006. The Richardson Amendment amends Section 2 of the Richardson Agreement to reflect Mr. Richardson’s service and duties as Chief Operating Officer – Generation as of July 7, 2006. The Richardson Amendment is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

C. Flitman Agreement

The Flitman Agreement, which is effective as of July 7, 2006, provides for certain severance benefits upon the termination of Mr. Flitman’s employment in connection with, or during the twelve-month period following, a Change in Control Date (as defined in the Flitman Agreement) of AYE. If Mr. Flitman’s employment by AESC is terminated without Cause (as defined in the Flitman Agreement), or if Mr. Flitman resigns for Good Reason (as defined in the Flitman Agreement), in either case within the twelve-month period following the Change in Control Date, he will be entitled to (a) a lump sum payment equal to three times the sum of his annual base salary in effect immediately prior to such termination and his target bonus under AYE’s Annual Incentive Plan for the year in which such termination occurs and (b) a lump sum payment equal to his target bonus under AYE’s Annual Incentive Plan for the year in which such termination occurs, prorated to reflect the portion of such year during which he was employed by AESC. Additionally, the Flitman Agreement entitles Mr. Flitman to gross-up payments in the event that certain of his compensation is subject to excise tax, as more fully described in the Flitman Agreement. The Flitman Agreement is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

In addition, on July 13, 2006, the Board approved certain other severence benefits for Mr. Flitman. If Mr. Flitman's employment is terminated by AESC without cause, Mr. Flitman will be entitled to a lump sum payment equal to the sum of his base salary and his target bonus under AYE's Annual Incentive Plan for the year in which such termination occurs. In addition, any stock options granted to Mr. Flitman by AYE that are scheduled to vest within one year following the date of such termination will vest as scheduled.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

	Exhibit No.	Description
10.1

Amendment, dated July 13, 2006, to that certain Employment Agreement, dated October 3, 2003, between Allegheny Energy Service Corporation, by itself and as agent for its parent, Allegheny Energy, Inc., their affiliates and subsidiaries, and any successors or assigns of any of the foregoing, and Philip L. Goulding.

10.2

Amendment, dated July 13, 2006, to that certain Amended and Restated Employment Agreement, dated January 1, 2006, between Allegheny Energy Service Corporation, by itself and as agent for its parent, Allegheny Energy, Inc., their affiliates and subsidiaries, and any successors or assigns of any of the foregoing, and Joseph H. Richardson.

	10.3	Change in Control Agreement, effective as of July 7, 2006, between Allegheny Energy Service Corporation and David E. Flitman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	ALLEGHENY ENERGY, INC. /s/ Hyun Park
Dated: July 19, 2006	Name: Title:	Hyun Park Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1

Amendment, dated July 13, 2006, to that certain Employment Agreement, dated October 3, 2003, between Allegheny Energy Service Corporation, by itself and as agent for its parent, Allegheny Energy, Inc., their affiliates and subsidiaries, and any successors or assigns of any of the foregoing, and Philip L. Goulding.

10.2

Amendment, dated July 13, 2006, to that certain Amended and Restated Employment Agreement, dated January 1, 2006, between Allegheny Energy Service Corporation, by itself and as agent for its parent, Allegheny Energy, Inc., their affiliates and subsidiaries, and any successors or assigns of any of the foregoing, and Joseph H. Richardson.

10.3	Change in Control Agreement, effective as of July 7, 2006, between Allegheny Energy Service Corporation and David E. Flitman.

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